                           [LOGO -- THE PROVO GROUP]



                                August 15, 1995



                    RE: DIVALL INSURED INCOME FUND LP (THE "PARTNERSHIP") SECOND QUARTER 1995 DISTRIBUTION CORRESPONDENCE

Dear Limited Partner:

     Enclosed please find the following:

     1. Your Second Quarter 1995 distribution check amounting to approximately $19.20 per unit representing both cash flow from operations as well as "net" cash activity from financing and investing activities, as presented on the Statements of Income and Cash Flow Changes;

     2. Statements of Income and Cash Flow Changes for the three month period ended June 30, 1995;

     3.   Property Summary with current updates as of June 30, 1995; and

     4. Projected Statements of Income and Cash Flow Changes for the remaining 1995 quarterly periods.


SECOND QUARTER 1995 DISTRIBUTION

     The Partnership is distributing $480,000 which represents $130,000 more than projected for the period ended June 30, 1995. This increase is primarily comprised of the collection of past delinquent rental income, recoveries from former general partners, and payments received from an affiliated partnership. It should also be noted that the lower than budgeted distribution paid for the First Quarter of 1995 was a result of past delinquent rental income that was collected during the second quarter.

     The $480,000 total distribution paid for the second quarter represents an 8.26% annualized return on the Partnership's "NET" REMAINING INITIAL INVESTMENT of approximately $23,245,000 as shown on page 4.


STATEMENTS OF INCOME AND CASH FLOW CHANGES

     The enclosed Statements of Income and Cash Flow Changes present results of operations and related changes in cash flow for the second quarter ended June 30, 1995. The Partnership had net income of $271,000 which was $6,500 more than projected, based on revenues of $497,000 and expenses of $226,000.

                                 -------------

LETTER TO LIMITED PARTNERS IN DIVALL INSURED INCOME FUND LP
August 15, 1995
Page 2

     The most significant cash flow variances from our projections are as follows:

     1. The collection of $67,000 from a prior delinquent tenant (Bysom Enterprises, Popeye's, Chicago, Illinois) combined with the receipt of $44,000 "pre-paid" rent from another tenant (Taco Cabana, Dallas, Texas) significantly decreased receivables. It is important to note that the "pre-paid" rental income did not impact distributions for the second quarter.

     2. The Partnership also received $28,400 from an affiliated partnership for previously advanced restoration costs.

     3. "Operating Expenses" for the Partnership were $18,400 lower than budgeted this quarter, primarily due to reduced administrative expenses and legal fees associated with partnership operating activities.

     4. Partnership "Investigation and Restoration Expenses" were $16,500 higher than budgeted for the three-month period ended June 30, 1995, due to the accrual of unbilled out-of-pocket expenses related to the lawsuit against Ernst & Young, Quarles & Brady and Peat Marwick. The majority of these costs are expected to be paid upon final settlement of the lawsuit with fees for expert witnesses paid as incurred.

     5. The Partnership recovered a total of $13,600 in misappropriated monies from the former general partners and their affiliates during the second quarter. To date the Partnership has recovered approximately $87,000.

     The collection of previously delinquent rent and misappropriated monies from the former general partners combined with reduced operating expenses provided for the higher than budgeted distributions paid for the second quarter.


PROPERTY SUMMARY

VACANCIES

     At June 30, 1995, the Partnership had one (1) vacancy; the Porterhouse in Chicago, Illinois.

Porterhouse:  Chicago, Illinois
- -------------------------------

     Earlier this year, the Partnership took possession of this property as a result of historical issues with respect to rental delinquencies and bankruptcy problems. We are currently in a "Letter of Intent" stage for re-leasing this property to a new tenant.

LETTER TO LIMITED PARTNERS IN DIVALL INSURED INCOME FUND LP
August 15, 1995
Page 3

RENTS RECEIVABLE

     There are currently no delinquent tenants in the Partnership.

OTHER PROPERTY MATTERS

Land, Colorado Springs, Colorado
- --------------------------------

     The offer to purchase this Partnership's land expired during the second quarter. We have received no additional offers to date, but we continue to aggressively pursue selling this property.

Fazoli's, Des Moines, Iowa
- --------------------------

     Rent commenced on May 30, 1995 for this property which was formerly a Happy Joe's restaurant that had been vacant since March 1994. The current monthly rental payments of $3,800 are $500 higher than the former tenant's rent.

Hardee's, Fond du Lac, Wisconsin
- --------------------------------

     The tenant of this property, Terratron, Inc., had experienced significant sales difficulties throughout 1994 which resulted in a mutual agreement with the Partnership to defer a portion of this tenant's rent. As agreed, Terratron began a "rent catch-up" earlier this year and continues to comply with the terms of the agreement. The payment schedule reflects a total "catch-up" by September 1995. It should be noted that Hardee's restaurants continue to experience "concept" issues and related sales difficulties.

Popeye's, Chicago, Illinois
- ---------------------------

     Bysom Enterprises, Inc., tenant of seven (7) restaurants cured their delinquency with the Partnership; hence, no legal action was necessary during the second quarter.


ADVISORY BOARD

     The eighth Advisory Board meeting was held on August 1 and 2, 1995. Representatives from Arthur Andersen LLP; Popham, Haik, Schnobrich & Kaufman, Ltd.; and Shughart, Thomson & Kilroy were also in attendance at this meeting. Primary topics of discussion included Analysis of Future Strategies for Partnership Operations or Disposition; Former G.P. Affiliate Litigation; Pending Partnership Litigation Issues; Second Quarter 1995 10-Q Review; Overview of Funds; Results of Fund Operations for the Second Quarter of 1995; Property Disposition Updates; Restoration Updates; and Advisory Board Member Selection Updates.

LETTER TO LIMITED PARTNERS IN DIVALL INSURED INCOME FUND LP
August 15, 1995
Page 3



RESTORATION

     During the Second Quarter of 1995, we continued our efforts in monitoring
the bankruptcy proceedings of the DiVall "Private" Partnerships.   The major
focus of our attention remains with the Ernst & Young, Quarles & Brady and Peat Marwick lawsuit whose trial is scheduled to commence in January 1996.

     The Partnerships (DiVall Insured Income Fund LP, DiVall Insured Income Properties 2 LP and DiVall Income Properties 3 LP) collected a combined total of $105,600 during the Second Quarter of 1995. The total amount collected to date for all three (3) partnerships approximates $652,300.


RETURN OF CAPITAL

     The following table has been updated to illustrate the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended December 31, 1986 through June 30, 1995.


                                                  DISTRIBUTION     CAPITAL
                                                  -------------  ------------
                                                    ANALYSIS       BALANCE
                                                  -------------  ------------
     Original Capital Balance                                -   $25,000,000
     Cash Flow From Operations Since Inception    $ 15,276,536             -
     Total Distributions Since Inception           (17,031,740)            -
                                                  ------------
     (Return) of Capital                          $ (1,755,204)   (1,755,204)
                                                  ============   -----------
     "NET" REMAINING INITIAL INVESTMENT
          BY ORIGINAL PARTNERS                               -   $23,244,796
                                                                 ===========


QUESTIONS & ANSWERS

     1. WHAT IS TPG'S POLICY FOR RECEIVING NOTIFICATION OF ADDRESS CHANGES FROM LIMITED PARTNERS?

          . It is our policy that all Limited Partner address changes be submitted in writing to our Investor Relations Department.

LETTER TO LIMITED PARTNERS IN DIVALL INSURED INCOME FUND LP
August 15, 1995
Page 5

               Please note that any change in a Limited Partner's distribution or correspondence address should be sent to Investor Relations no later than three (3) weeks before each scheduled distribution mailing date to insure that the change will be processed prior to check printing and label processing.

     2. WHY DOES THE DISTRIBUTION MAILING OCCUR 45 DAYS AFTER THE CALENDAR QUARTER ENDS?

          . Pursuant to the Limited Partnership Agreement, distributions (if available) are to be paid to Limited Partners within 60 days after the last day of the calendar quarter. We currently mail distributions on a 45-day schedule which allows time for the following schedule of events to occur following the close of each calendar quarter:

               1st - 15th:     Accounts payables and receivables finalized for
               (approximate)   the quarter. Accounting books closed. Financial
                               Statements produced.

               16th - 20th:    Distribution schedules prepared and approved.
               (approximate)   Distribution checks processed and printed.

               21st - 31st:    Distribution letters drafted and reviewed.
               (approximate)   Distribution reports, statements, and labels
                               processed and printed.

               1st - 15th:     Advisory Board meeting held for final review of
               (approximate)   quarter's activities. Distribution letters
                               finalized and printed. Distribution mailing processed and mailed.

               It is important to note that distribution information is prepared for more than 10,000 limited partners, custodians and broker/dealer representatives every quarter for the Partnerships.

     3. IS IT STILL POSSIBLE TO MAIL NOMINATIONS IN FOR THE ADVISORY BOARD POSITION AVAILABLE BEGINNING OCTOBER 1, 1996?

          . Yes, at this time we are in the review process of potential candidates and the Board will still accept nominations. Please mail or fax your nominations by August 31, 1995 to:

                           Attn:  Investor Relations
                             THE PROVO GROUP, INC.
                                 P.O. Box 2137
                         Madison, Wisconsin  53701-2137
                              FAX:  (608)829-2996

LETTER TO LIMITED PARTNERS IN DIVALL INSURED INCOME FUND LP
August 15, 1995
Page 6


     Your next scheduled distribution correspondence for the Third Quarter of 1995 will be mailed on November 15, 1995. If you have any questions or need additional information, please call Investor Relations at 1-800-547-7686 or 1-608-829-2992.

                              Sincerely,
                              THE PROVO GROUP, INC.


                              By:   [SIGNATURE OF BRENDA BLOESCH]
                                 -----------------------------------
                                 Brenda Bloesch
                                 Director of Investor Relations


                              By:  [SIGNATURE OF KRISTIN ATKINSON]
                                 -----------------------------------
                                 Kristin Atkinson
                                 Vice President - Finance and Administration

Enclosures


                        DIVALL INSURED INCOME FUND L.P.
                  STATEMENTS OF INCOME AND CASH FLOW CHANGES
                FOR THE THREE MONTH PERIOD ENDED JUNE 30, 1995

- ------------------------------------------------------------------------------------------------------
                                                                    PROJECTED     ACTUAL     VARIANCE
                                                                   -----------------------------------
                                                                       2ND         2ND
                                                                     QUARTER     QUARTER      BETTER
                                                                     06/30/95    06/30/95     (WORSE)
    OPERATING REVENUES                                               --------    --------    --------
     Rental income                                                   $484,900    $476,931     ($7,969)
     Direct financing interest                                          7,200       7,219          19
     Interest income                                                    4,500      12,465       7,965
     Other income                                                           0         664         664
                                                                     --------    --------    --------
    TOTAL OPERATING REVENUES                                         $496,600    $497,279        $679
                                                                     --------    --------    --------
    OPERATING EXPENSES
     Insurance                                                         $4,500      $4,454         $46
     Management fees                                                   22,200      24,464      (2,294)
     Restoration fees                                                       0         543        (543)
     Overhead allowance                                                 1,845       1,845           0
     Advisory Board                                                     3,200       3,912        (712)
     Administrative                                                    29,225      16,428      12,797
     Professional services                                                600       4,554      (3,954)
     Auditing                                                          12,000      12,000           0
     Legal                                                             15,000       4,087      10,913
     Defaulted tenants                                                  3,000         876       2,124
                                                                     --------    --------    --------
    TOTAL OPERATING EXPENSES                                          $91,570     $73,193     $18,377
                                                                     --------    --------    --------
    INTEREST EXPENSE                                                  $28,500     $28,025        $475
                                                                     --------    --------    --------
    INVESTIGATION AND RESTORATION EXPENSES                            $16,000     $32,541    ($16,541)
                                                                     --------    --------    --------
    NON-OPERATING EXPENSES
     Depreciation                                                     $95,100     $91,573      $3,527
     Amortization                                                         675         663          12
                                                                     --------    --------    --------
    TOTAL NON-OPERATING EXPENSES                                      $95,775     $92,236      $3,539
                                                                     --------    --------    --------
    TOTAL EXPENSES                                                   $231,845    $225,995      $5,850
                                                                     --------    --------    --------
    NET INCOME                                                       $264,755    $271,284      $6,529

                                                                                             VARIANCE
    OPERATING CASH RECONCILIATION:                                                           --------
     Depreciation and amortization                                     95,775      92,236      (3,539)
     (Increase) Decrease in current assets                                763      99,249      98,486
     Increase (Decrease) in current liabilities                        33,679      54,132      20,453
     Increase (Decrease) in G.P. distribution                          (1,059)     (1,150)        (91)
     Cash reserved for 2nd quarter payables                           (35,000)    (85,000)    (50,000)
                                                                     --------    --------    --------
    NET CASH PROVIDED FROM OPERATING ACTIVITIES                      $358,913    $430,751     $71,838
                                                                     --------    --------    --------
   CASH FLOWS FROM (USED IN) INVESTING
    AND FINANCING ACTIVITIES
    Payments received from affiliated partnerships                          0      28,436      28,436
    Recoveries from former G.P. affiliates                                  0      13,581      13,581
    Principal received on equipment leases                             11,710      11,711           1
    Principal payments received on notes receivable                     1,096       1,577         481
    Principal payments on mortgage notes                               (1,350)     (2,479)     (1,129)
                                                                     --------    --------    --------
   NET CASH PROVIDED FROM INVESTING AND FINANCING
    ACTIVITIES                                                        $11,456     $52,826     $41,370
                                                                     --------    --------    --------
   TOTAL CASH FLOW FOR QUARTER                                       $370,369    $483,577    $113,208

   CASH BALANCE BEGINNING OF PERIOD                                   613,612     593,080     (20,532)
   Less 1st quarter distributions paid 5/95                          (350,000)   (285,000)     65,000
   Plus cash reserved above for payables and future distributions      35,000      85,000      50,000
                                                                     --------    --------    --------
   CASH BALANCE END OF PERIOD                                        $668,981    $876,657    $207,676


   Cash reserved for 2nd quarter L.P. distributions                  (350,000)   (480,000)   (130,000)
   Cash reserved for payment of payables                             (185,000)   (265,000)    (80,000)
                                                                     --------    --------    --------
   UNRESTRICTED CASH BALANCE END OF PERIOD                           $133,981    $131,657     ($2,324)
                                                                     ========    ========    ========
- ------------------------------------------------------------------------------------------------------
                                                                      PROJECTED    ACTUAL    VARIANCE
                                                                   -----------------------------------
*  QUARTERLY  DISTRIBUTION                                           $350,000    $480,000     $130,000
   MAILING DATE                                                      8/15/95    (enclosed)       -
- ------------------------------------------------------------------------------------------------------
* Refer to distribution letter for detail of quarterly distribution.


PROJECTIONS FOR         DIVALL INSURED INCOME FUND L.P.                  ORIGINAL EQUITY                   $25,000,000
DISCUSSION PURPOSES         1995 PROPERTY SUMMARY                        NET DISTRIBUTION OF CAPITAL
                        AND RELATED ESTIMATED RECEIPTS                    SINCE INCEPTION                   $1,755,204
                                                                                                           -----------
                                                                         CURRENT EQUITY                    $23,244,796
                                                                                                           ===========

PORTFOLIO
                                     -------------------------------     ---------------------------------------------
                                               REAL ESTATE                                EQUIPMENT
                                     -------------------------------     ---------------------------------------------
- --------------------------------                    BASE        %          LEASE                    LEASE *     % *
CONCEPT        LOCATION                  COST       RENT      YIELD      EXPIRATION       COST     RECEIPTS    RETURN
- --------------------------------     -------------------------------     ---------------------------------------------
CHI CHI'S      GRAND FORKS, ND          984,801    128,700    13.07%
CHI CHI'S      EAU CLAIRE, WI         1,042,730    136,260    13.07%

VACANT LAND    COL. SPRINGS, CO         356,549          0     0.00%

DENNY'S **     GLENDALE, AZ           1,105,926    102,000     9.22%                     68,744          0      0.00%
DENNY'S **     SCOTTSDALE, AZ         1,051,157    108,000    10.27%                     40,553          0      0.00%
DENNY'S **     MESA, AZ               1,028,036    104,000    10.12%                     39,218          0      0.00%
DENNY'S **     PEORIA, AZ             1,105,926    100,000     9.04%                     58,781          0      0.00%
BW-III         HOPKINS, MN              795,050     66,000     8.30%      1/15/2000     190,000     37,860     19.93%
DENNY'S        BEAVER DAM, WI           659,299     66,000    10.01%      3/31/2000     190,000     37,860     19.93%

FAZOLI'S       DES MOINES, IA           565,476     45,500     8.05%                     39,600          0      0.00%

HARDEE'S       FOND DU LAC, WI        1,026,931    129,780    12.64%

POPEYE'S       CHICAGO, IL              473,968     63,180    13.33%
POPEYE'S       CHICAGO, IL              610,893     81,420    13.33%
POPEYE'S       CHICAGO, IL              484,501     64,620    13.34%
POPEYE'S       CHICAGO, IL              610,893     81,420    13.33%
POPEYE'S       CHICAGO, IL              437,105     58,260    13.33%
POPEYE'S       CHICAGO, IL              631,958     84,180    13.32%
POPEYE'S       CHICAGO, IL              579,295     77,280    13.34%

PORTERHOUSE    CHICAGO, IL              905,807          0     0.00%

TACO CABANA    ARLINGTON, TX          1,474,569    108,000     7.32%
TACO CABANA    DALLAS, TX             1,369,243    108,000     7.89%
TACO CABANA    DALLAS, TX             1,257,596    108,000     8.59%
TACO CABANA    DALLAS, TX             1,308,153    108,000     8.26%
- --------------------------------     -------------------------------     ---------------------------------------------
- --------------------------------     -------------------------------               -----------------------------------
PORTFOLIO TOTALS (23 PROPERTIES)     19,865,862  1,928,600     9.71%                    626,896     75,720     12.08%
- --------------------------------     -------------------------------               -----------------------------------

                                     --------------------------------     -------------
                                                 TOTALS                      TOTAL %
                                     --------------------------------     ON 23,244,796
- --------------------------------                                             EQUITY
CONCEPT        LOCATION               INVESTED    RECEIPTS * RETURN *         RAISE
- --------------------------------     --------------------------------     -------------
CHI CHI'S      GRAND FORKS, ND          984,801    128,700    13.07%
CHI CHI'S      EAU CLAIRE, WI         1,042,730    136,260    13.07%

VACANT LAND    COL. SPRINGS, CO         356,549          0     0.00%

DENNY'S **     GLENDALE, AZ           1,174,670    102,000     8.68%
DENNY'S **     SCOTTSDALE, AZ         1,091,710    108,000     9.89%
DENNY'S **     MESA, AZ               1,067,254    104,000     9.74%
DENNY'S **     PEORIA, AZ             1,164,707    100,000     8.59%
BW-III         HOPKINS, MN              985,050    103,860    10.54%
DENNY'S        BEAVER DAM, WI           849,299    103,860    12.23%

FAZOLI'S       DES MOINES, IA           605,076     45,500     7.52%

HARDEE'S       FOND DU LAC, WI        1,026,931    129,780    12.64%

POPEYE'S       CHICAGO, IL              473,968     63,180    13.33%
POPEYE'S       CHICAGO, IL              610,893     81,420    13.33%
POPEYE'S       CHICAGO, IL              484,501     64,620    13.34%
POPEYE'S       CHICAGO, IL              610,893     81,420    13.33%
POPEYE'S       CHICAGO, IL              437,105     58,260    13.33%
POPEYE'S       CHICAGO, IL              631,958     84,180    13.32%
POPEYE'S       CHICAGO, IL              579,295     77,280    13.34%

PORTERHOUSE    CHICAGO, IL              905,807          0     0.00%

TACO CABANA    ARLINGTON, TX          1,474,569    108,000     7.32%
TACO CABANA    DALLAS, TX             1,369,243    108,000     7.89%
TACO CABANA    DALLAS, TX             1,257,596    108,000     8.59%
TACO CABANA    DALLAS, TX             1,308,153    108,000     8.26%
- --------------------------------     -------------------------------      -------------
- --------------------------------     -------------------------------      -------------
PORTFOLIO TOTALS (23 PROPERTIES)     20,492,758  2,004,320     9.78%         8.62%
- --------------------------------     -------------------------------      -------------

OUTSTANDING DEBT


                                       AMOUNT      ANNUAL    CURRENT        AMOUNT      ANNUAL    CURRENT
- -------------------------------         OWED        DEBT     INTEREST        OWED        DEBT     INTEREST
MORTGAGED PROPERTIES                   6/30/95     SERVICE     RATE         6/30/95     SERVICE     RATE
- -------------------------------      --------------------------------      -------------------------------
- -------------------------------
DENNY'S          HOPKINS, MN            110,763     14,783    11.50%        184,605      24,637    11.50%
DENNY'S          BEAVER DAM, WI          72,912      8,726     9.50%        182,921      21,514     9.50%
MULTIPLE STORES  AZ, TX                 600,000          0     8.50%
- -------------------------------      --------------------------------      -------------------------------
- -------------------------------      --------------------------------      -------------------------------
TOTALS                                  783,675     23,509     -            367,526      46,151     -
- -------------------------------      --------------------------------      -------------------------------
- -------------------------------      --------------------------------      -------------------------------
NET AFTER DEBT                       19,082,187  1,905,091     9.98%        259,370      29,569    11.40%
- -------------------------------      --------------------------------      -------------------------------

                                        AMOUNT      ANNUAL
- -------------------------------          OWED        DEBT
MORTGAGED PROPERTIES                   6/30/95     SERVICE
- -------------------------------      -----------------------
- -------------------------------
DENNY'S          HOPKINS, MN            295,368     39,420
DENNY'S          BEAVER DAM, WI         255,833     30,240
MULTIPLE STORES  AZ, TX                 600,000          0
- -------------------------------      -----------------------
- -------------------------------      -----------------------
TOTALS                                1,151,201     69,660
- -------------------------------      -----------------------
- -------------------------------      --------------------------------      --------------
NET AFTER DEBT                       19,341,557  1,934,660    10.00%          8.32%
- -------------------------------      --------------------------------      --------------

*  A portion of the amounts disclosed include a return of principal.
** Rent is based on 12.5% of monthly sales. Rent projected for 1995 is based on 1994 sales levels.

                        DIVALL INSURED INCOME FUND L.P.
             PROJECTED STATEMENTS OF INCOME AND CASH FLOW CHANGES
                  FOR THE REMAINING 1995 DISTRIBUTION PERIODS


                                                         3RD             4TH
                                                       QUARTER         QUARTER
                                                       09/30/95        12/31/95
                                                       --------        --------
OPERATING REVENUES
  Rental Income (net of 3% vacancy allowance)          $465,950        $471,950
  Direct Financing Interest                               6,900           6,600
  Interest Income                                         4,500           4,500
  Other Income                                                0               0
                                                       --------        --------
TOTAL OPERATING REVENUES                               $477,350        $483,050
                                                       --------        --------
OPERATING EXPENSES
  Insurance                                            $  4,500        $  4,500
  Management fees                                        22,200          22,200
  Overhead allowance                                      1,845           1,845
  Advisory Board                                          3,200           3,200
  Administrative                                         13,825          16,625
  Professional                                              300             300
  Auditing                                               12,000          12,000
  Legal                                                  15,000          15,000
  Real estate taxes                                           0          45,000
  Defaulted tenants                                       3,000           3,000
                                                       --------        --------
TOTAL OPERATING EXPENSES                               $ 75,870        $123,670
                                                       --------        --------
INTEREST EXPENSE                                       $ 28,500        $ 28,500
                                                       --------        --------
INVESTIGATION AND RESTORATION                          $ 16,000        $ 16,000
                                                       --------        --------
NON-OPERATING EXPENSES
  Depreciation                                         $ 93,000        $ 92,700
  Amortization                                              675             675
                                                       --------        --------
TOTAL NON-OPERATING EXPENSES                           $ 93,675        $ 93,375
                                                       --------        --------
TOTAL EXPENSES                                         $214,045        $261,545
                                                       --------        --------
NET INCOME                                             $263,305        $221,505

OPERATING CASH RECONCILIATION:
  Depreciation and amortization                          93,675          93,375
  (Increase) Decrease in current assets                   9,364         (13,738)
  (Decrease) Increase in current liabilities             (5,696)         87,433
  (Increase) in G.P. distribution                        (1,053)           (886)
  Cash reserved for payables                              5,000         (50,000)
                                                       --------        --------
Net Cash Provided From Operating Activities            $364,595        $337,689
                                                       --------        --------
CASH FLOWS FROM (USED IN) INVESTING AND
  FINANCING ACTIVITIES
  Principal received on equipment leases                 12,030          12,360
  Principal payments received on notes receivable             0               0
  Principal payments on mortgage notes                   (1,380)         (1,418)
                                                       --------        --------
Net cash From Investing and Financing Activities       $ 10,650        $ 10,942
                                                       --------        --------

  Total Cash Flow for Quarter                          $375,245        $348,631

Cash Balance Beginning of Period                        668,981         689,226
Less prior quarter distributions paid                  (350,000)       (350,000)
Less payment of accrued expenses                         (5,000)         50,000
                                                       --------        --------
Cash Balance End of Period                             $689,226        $737,857
Cash reserved for L.P. distributions                   (350,000)       (350,000)
Cash reserved for payment of accrued expenses          (200,000)       (260,000)
                                                       --------        --------
Unrestricted Cash Balance End of Period                $139,226        $127,857
                                                       ========        ========
Quarterly Distribution                                 $350,000        $350,000
Mailing Date                                           11/15/95         2/15/96